                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                AMENDMENT NO. 1

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 13, 1998

                             CONTINUCARE CORPORATION
               --------------------------------------------------
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                                     FLORIDA
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

             0-21910                                       59-2716023
    (COMMISSION FILE NUMBER)                   (IRS EMPLOYER IDENTIFICATION NO.)

          CONTINUCARE CORPORATION
    100 SOUTHEAST 2ND STREET, 36TH FLOOR
               MIAMI, FLORIDA                                    33131
    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)                    (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (305) 350-7515

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On February 13, 1998, Continucare Corporation, a Florida corporation (the "Registrant"), through a wholly-owned subsidiary, Continucare Rehabilitation Services, Inc. acquired all of the issued and outstanding capital stock of Rehab Management Systems, Inc., a Florida corporation, IntegraCare, Inc., a Florida corporation and J.R. Rehab Associates, Inc., a North Carolina corporation, each a wholly-owned subsidiary of Integrated Health Services, Inc., a Delaware corporation (such subsidiaries being collectively referred to as the "Rehab Companies"). The Rehab Companies are engaged in the business of providing outpatient rehabilitation and contract rehabilitation services. The aggregate purchase was $10.5 million (including commissions). The source of the consideration paid by the Registrant was as follows: (i) $9,940,000 from a portion of the net proceeds from the sale of 8% Convertible Subordinated Notes due 2002, sold on October 30, 1997 and (ii) $560,000 from the Registrant's working capital.

         The foregoing summary is qualified in its entirety by a copy of the Agreement attached hereto as an exhibit.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (A) FINANCIAL STATEMENTS

         The audited combined financial statements of Rehab Management Systems, Inc., J.R. Rehab, Inc. and Integracare, Inc. for the years ended December 31, 1997 and December 31, 1996 are attached as Attachment 7(a) and are incorporated herein by reference.

         (B) PRO FORMA FINANCIAL INFORMATION

         The unaudited pro forma balance sheet of the Registrant as of December 31, 1997, and the unaudited pro forma consolidated statement of income of the Registrant for the period ended June 30, 1997 and the six months ended December 31, 1997 are attached as Attachment 7(b) and is incorporated herein by reference.

         (C) EXHIBITS

         2.1 Stock Purchase Agreement, dated as of February 13, 1998, by and among Continucare Corporation, Continucare Rehabilitation Services, Inc., Integrated Health Services, Inc., Rehab Management Systems, Inc., IntegraCare, Inc. and J.R. Rehab Associates, Inc.*

         23.1 Consent of Independent Auditors.



-----------------------
* Previously filed

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       CONTINUCARE CORPORATION

Date:  April 28, 1998                  By: /s/ Charles M. Fernandez
                                           -----------------------------------
                                           Charles M. Fernandez
                                           Chairman, Chief Executive Officer and
                                           President

                          ATTACHMENT AND EXHIBIT INDEX

ATTACHMENTS                         DESCRIPTION
-----------                         -----------

7(a) Audited combined financial statements of Rehab Management Systems, Inc., J.R. Rehab, Inc. and Integracare, Inc. for the years ended December 31, 1997 and December 31, 1996.

7(b) Unaudited pro forma balance sheet of the Registrant as of December 31, 1997 and the unaudited pro forma consolidated statements of income of the Registrant for the year ended June 30, 1997, and the six months ended December 31, 1997.









EXHIBITS                     DESCRIPTION
--------                     -----------

23.1              Consent of Independent Auditors

                                                               Attachment 7(a)








                         REHAB MANAGEMENT SYSTEMS, INC.,
                      J. R. REHAB ASSOCIATES, INC. AND THE
                           REHABILITATIVE DIVISION OF
                                INTEGRACARE, INC.


                            COMBINED FINANCIAL REPORT


                           DECEMBER 31, 1997 and 1996

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
Integrated Health Services, Inc.
Owings Mills, Maryland

We have audited the accompanying combined balance sheets of Rehab Management Systems, Inc., J. R. Rehab Associates, Inc. and the Rehabilitative Division of IntegraCare, Inc., (all wholly-owned subsidiaries of Integrated Health Services, Inc.) as of December 31, 1997 and 1996, and the related combined statements of operations, stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Rehab Management Systems, Inc., J. R. Rehab Associates, Inc., and the Rehabilitative Division of IntegraCare, Inc. as of December 31, 1997 and 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.




/s/ C.W. Amos & Company, LLC

Baltimore, Maryland
April 15, 1998

          REHAB MANAGEMENT SYSTEMS, INC., J. R. REHAB ASSOCIATES, INC.
              AND THE REHABILITATIVE DIVISION OF INTEGRACARE, INC.


                             COMBINED BALANCE SHEETS
                           December 31, 1997 and 1996


                                            1997             1996
                                         -----------      -----------
ASSETS

CURRENT ASSETS
    Cash                                 $    65,604      $   334,167
    Accounts receivable, net               5,488,824        3,909,481
    Equipment lease receivable, net           24,493               --
    Prepaid expenses                          89,535           49,652
    Deferred taxes                           615,198          323,577
                                         -----------      -----------

        Total current assets               6,283,654        4,616,877
                                         -----------      -----------


PROPERTY AND EQUIPMENT, NET                1,942,956        1,934,371
                                         -----------      -----------

OTHER ASSETS
    Intangible assets, net                 3,573,753       16,544,873
    Deposits and other assets                130,749           53,857
                                         -----------      -----------
                                           3,704,502       16,598,730





                                         -----------      -----------
                                         $11,931,112      $23,149,978
                                         ===========      ===========


         The Notes to Combined Financial Statements are an integral part of these statements.

                                                       1997                1996
                                                    ------------       ------------
LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

CURRENT LIABILITIES
    Current maturities of long-term debt            $     33,580       $     91,507
    Accounts payable and accrued expenses              1,209,677          1,141,761
    Deferred compensation                                 93,694             57,176
    Related party payable                             15,120,425         11,757,489
                                                    ------------       ------------


        Total current liabilities                     16,457,376         13,047,933
                                                    ------------       ------------

LONG-TERM LIABILITIES
    Long-term debt                                        27,770             61,350
    Deferred  compensation                               142,022            235,716
    Deferred taxes                                       523,272            185,076
                                                    ------------       ------------
                                                         693,064            482,142
                                                    ------------       ------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY (DEFICIT)
    Preferred stock                                        4,667              4,667
    Common stock                                          13,959             13,959
    Additional paid in capital                        16,549,271         16,549,271
    Accumulated deficit                              (21,787,225)        (6,947,994)
                                                    ------------       ------------
                                                      (5,219,328)         9,619,903
                                                    ------------       ------------
                                                    $ 11,931,112       $ 23,149,978
                                                    ============       ============





         The Notes to Combined Financial Statements are an integral part of these statements.

          REHAB MANAGEMENT SYSTEMS, INC., J. R. REHAB ASSOCIATES, INC.
              AND THE REHABILITATIVE DIVISION OF INTEGRACARE, INC.

                        COMBINED STATEMENTS OF OPERATIONS
                     Years Ended December 31, 1997 and 1996


                                                  1997                 1996
                                               ------------       ------------
REVENUES
    Revenues                                   $ 30,031,595       $ 26,336,908
    Less: contractual allowances                  2,946,452          1,399,069
                                               ------------       ------------
           Net revenues                          27,085,143         24,937,839
                                               ------------       ------------
EXPENSES

    Salaries and benefits:
        Professional                             16,936,310         15,984,127
        General and administrative                2,660,788          2,986,728
    Contract services                             1,419,620          1,194,448
    Medical supplies                                321,736            378,136
    Depreciation and amortization                 1,078,796            977,911
    Loss on impairment of goodwill               14,242,485                 --
    Bad debts                                     1,046,273            560,002
    Other general and administrative              3,854,736          4,630,623
                                               ------------       ------------

                                                 41,560,744         26,711,975
                                               ------------       ------------
           Operating loss                       (14,475,601)        (1,774,136)
                                               ------------       ------------

OTHER INCOME (EXPENSES)
    Miscellaneous income                             40,837             12,711
    Interest expense, net                          (646,770)          (431,545)
    Management fee income (expense)                  (7,244)           317,271
                                               -------------      ------------
                                                   (613,177)          (101,563)
                                               ------------       ------------
           Loss before taxes                    (15,088,778)        (1,875,699)

    Income tax benefit                              249,547            731,066
                                               ------------       ------------

           Net loss                            $(14,839,231)      $ (1,144,633)
                                               ============       ============





         The Notes to Combined Financial Statements are an integral part of these statements.

          REHAB MANAGEMENT SYSTEMS, INC., J. R. REHAB ASSOCIATES, INC.
              AND THE REHABILITATIVE DIVISION OF INTEGRACARE, INC.

             COMBINED STATEMENTS OF STOCKHOLDER'S EQUITY (DEFICIT)
                     Years Ended December 31, 1997 and 1996


                                                                                Additional
                                           Preferred           Common            Paid-In           Accumulated
                                             Stock              Stock            Capital             Deficit            Total
                                          ------------       ------------      ------------       ------------       ------------
BALANCE, JANUARY 1, 1996                  $      4,700       $     13,959      $ 11,365,238       $ (5,760,643)      $  5,623,254

  Redemption of Series A
    preferred stock                                (33)                --          (329,554)                --           (329,587)

  Purchase of RMS by
    Integrated Health Services, Inc.                --                 --         5,513,587            729,764          6,243,351

  Purchase of J. R. Rehab by
    Integrated Health Services, Inc.                --                 --                --           (772,482)          (772,482)

  Net loss                                          --                 --                --         (1,144,633)        (1,144,633)
                                          ------------       ------------      ------------       ------------       ------------

BALANCE, DECEMBER 31, 1996                       4,667             13,959        16,549,271         (6,947,994)         9,619,903

  Net loss                                          --                 --                --        (14,839,231)       (14,839,231)
                                          ------------       ------------      ------------       ------------       ------------
BALANCE, DECEMBER 31, 1997                $      4,667       $     13,959      $ 16,549,271       $(21,787,225)      $ (5,219,328)
                                          ============       ============      ============       ============       ============





         The Notes to Combined Financial Statements are an integral part of these statements.

          REHAB MANAGEMENT SYSTEMS, INC., J. R. REHAB ASSOCIATES, INC.
              AND THE REHABILITATIVE DIVISION OF INTEGRACARE, INC.


                            STATEMENTS OF CASH FLOWS
                     Years Ended December 31, 1997 and 1996

                                                                      1997                1996
                                                                  ------------       ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                       $(14,839,231)      $ (1,144,633)
   Adjustments to reconcile net loss to net cash
     used by operating activities:
     Depreciation                                                      568,795            509,369
     Amortization of intangibles                                       510,001            468,542
     Loss on impairment of goodwill                                 14,242,485                 --
     Unpaid related party interest expense                             632,467            401,835
     Provision for uncollectible accounts                              742,432            735,762
     Deferred taxes                                                     46,575           (292,526)
     (Gain) loss on disposal of property and equipment                 (17,083)             6,894
     (Increase) decrease in:
        Accounts receivable                                         (2,321,775)          (899,194)
        Prepaid expenses, deposits and other assets                   (116,775)           109,988
        Equipment lease receivable                                     (24,493)                --
     Increase (decrease) in:
        Accounts payable and accrued expenses                           67,916         (2,164,429)
        Deferred compensation                                          (57,176)           292,892
                                                                  ------------       ------------
            Net cash used by operating activities                     (565,862)        (1,975,500)
                                                                  ------------       ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment                                (584,786)          (789,928)
   Proceeds from sale of property and equipment                         24,489              2,468
                                                                  ------------       ------------
            Net cash used by investing activities                     (560,297)          (787,460)
                                                                  ------------       ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Advances from parent                                                949,103          1,364,464
   Redemption of preferred stock                                            --           (329,587)
   Repayment of long-term debt                                         (91,507)        (1,068,285)
                                                                  ------------       ------------
            Net cash provided (used) by financing activities           857,596            (33,408)
                                                                  ------------       ------------

Net decrease in cash                                                  (268,563)        (2,796,368)
Cash, beginning of year                                                334,167          3,130,535
                                                                  ------------       ------------
Cash, end of year                                                 $     65,604       $    334,167
                                                                  ============       ============

SUPPLEMENTAL CASH FLOW INFORMATION:
   Interest paid                                                  $     14,303       $     29,710
                                                                  ============       ============
   Income taxes paid                                              $      1,500       $     20,731
                                                                  ============       ============





         The Notes to Combined Financial Statements are an integral part of these statements.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1.   THE COMPANIES AND THEIR SIGNIFICANT ACCOUNTING POLICIES

          The Companies and the principles of combination:

               The accompanying financial statements include Rehab Management Systems, Inc. (RMS); J. R. Rehab Associates, Inc. (J. R. Rehab); and the Rehabilitative Division of IntegraCare, Inc. (IntegraCare) (collectively, the "Companies"). The Companies are wholly-owned subsidiaries of Integrated Health Services, Inc.
               (IHS), a publicly traded company. The Companies provide rehabilitative physical and occupational therapy at hospitals and freestanding clinics in the Southeast region of the United States. All material intercompany balances and transactions between the Companies have been eliminated.

               On September 25, 1995, IntegraCare merged with IHS in a transaction accounted for as a pooling of interests. There were no transactions between IntegraCare and IHS prior to the combination. All of the 3,458,726 outstanding shares of common stock of IntegraCare were exchanged for 749,507 shares of IHS common stock with a fair value of $22,485,210 at the date of closing.

               On March 19, 1996, IHS acquired all of the outstanding shares of preferred and common stock of RMS for $10 million, consisting of $2 million in cash and 385,542 shares of IHS's common stock with a fair value of $8 million, at the date of closing. IHS incurred related acquisition costs of approximately $2.9 million. The acquisition was accounted for as a purchase and, accordingly, the operating results of RMS have been included in the consolidated financial statements of IHS since the date of acquisition. Net income for the period from January 1, 1996 through March 18, 1996 as reported on RMS' unaudited interim financial statements, and included in these combined financial statements was $62,054. The excess of the aggregate purchase price over the fair value of net assets acquired of $12,832,000 was being amortized over 40 years up to December 31, 1997, when management determined that the remaining carrying value was impaired. At December 31, 1997, the carrying value of goodwill acquired from RMS was reduced to $2,765,000.

               On August 1, 1996, IHS acquired all of the outstanding shares of common stock of J. R. Rehab for $2.3 million, including related acquisition costs. The acquisition was accounted for as a purchase and, accordingly, the operating results of J. R. Rehab have been included in the consolidated financial statements of IHS since the date of acquisition. Net income for the seven months ended July 31, 1996, as reported on J. R. Rehab's unaudited financial statements, and included in these combined financial statements was $371,936. The excess of the aggregate purchase price over the fair value of net assets acquired of $3,159,000 was being amortized over 40 years up to December 31, 1997, when management determined that the remaining carrying value was impaired. At December 31, 1997, the carrying value of goodwill acquired from J. R. Rehab was reduced to $597,000.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1.   THE COMPANIES AND THEIR SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

               On April 7, 1997, IHS acquired the net assets of Coastal Rehabilitation, Inc., a Florida rehabilitation center for $1,450,000, including related acquisition costs, on the behalf of RMS. The operating results and net assets were attributed to RMS beginning April 1, 1997, in accordance with the provisions of the agreement. The excess of the aggregate purchase price over the fair value of net assets acquired of $1,764,000 was being amortized over 40 years up to December 31, 1997, when management determined the remaining carrying value of the goodwill was impaired. At December 31, 1997, the carrying value of this goodwill was written down in conjunction with the reduction of goodwill acquired from RMS.

          Significant accounting policies not disclosed elsewhere in the financial statements are as follows:

               Revenues and allowances:

                    Revenues are reported at the estimated net realizable amounts from patients, third-party payors, and institutions for services rendered, including estimated retroactive adjustments under reimbursement agreements with third-party payors. Retroactive adjustments are accrued on an estimated basis in the period the related services are rendered and adjusted in future periods as final settlements are determined.

               Depreciation:

                    Depreciation is provided on the straight-line method over the estimated useful lives of the assets, which range from three to ten years.

               Advertising costs:

                    The Companies expense advertising costs in the periods in which they are incurred. Advertising expenses were $161,211 and $199,750 for the years ended December 31, 1997 and 1996, respectively.

               Income taxes:

                    For federal income tax reporting purposes, the Companies are included in IHS's consolidated federal corporation income tax return.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1.   THE COMPANIES AND THEIR SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

               Accounting estimates:

                    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.

NOTE 2.   RECEIVABLES, ALLOWANCES, AND CONTRACTUAL ALLOWANCES


                                                                      1997             1996
                                                                   ----------      ----------
          Accounts receivable, gross                               $9,369,177      $5,389,937
          Less: Allowance for doubtful accounts                     1,580,280         837,848
                Allowance for the difference between
                  charges and third-party reimbursement rates       2,300,073         642,608
                                                                   ----------      ----------
                  Accounts receivable, net                         $5,488,824      $3,909,481
                                                                   ==========      ==========



NOTE 3.   PROPERTY AND EQUIPMENT

          Property and equipment, at cost, consists of the following at December 31:


                   Description                           1997            1996
                                                      ----------      ----------
          Equipment                                   $4,608,288      $4,074,378
          Leasehold improvements                         245,029         169,555
          Computer software                               44,845          40,244
          Automobiles                                     16,268          16,268
                                                      ----------      ----------
                  Total                                4,914,430       4,300,445

                  Less: Accumulated depreciation       2,971,474       2,366,074
                                                      ----------      ----------
                                                      $1,942,956      $1,934,371
                                                      ==========      ==========



                     NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 4.   INTANGIBLE ASSETS

          Intangibles consist of the following at December 31:


          Description                    Useful Life
          -----------                     In Years      1997         1996
                                         -----------    ----         ----
          Goodwill                          40       $3,549,546   $16,747,817
          Covenants not-to-compete        2 to 5        390,000       390,000
          Patient lists                      5           54,775        54,775
          Start-up costs                     2           39,882            --
          Loan acquisition costs             --              --         7,983
                                                     ----------   -----------
                                                      4,034,203    17,200,575
          Less:  Accumulated amortization               460,450       655,702
                                                     ----------   -----------
                                                     $3,573,753   $16,544,873
                                                     ==========   ===========




NOTE 5.   DEFERRED COMPENSATION

          RMS has deferred compensation arrangements with two employees and a former employee. Benefits are to be paid over the terms of the respective agreements.

NOTE 6.   LONG-TERM DEBT

          Long-term debt consists of the following at December 31:

                                             Interest       Due
                    Description                Rate         Date      1997           1996
                    -----------              --------       ----      ----           ----
          Equipment note, bank                 7.00%        1997     $   --        $ 16,553
          Equipment note, bank                 7.00%        1998       5,087         12,003
          Equipment note, bank                11.00%        1998       6,809         48,232
          Equipment loan                       9.00%        1998       8,946         24,014
          Notes payable, individuals        Prime + 1%      1998
                                                          through
                                                            2000      40,508         52,055
                                                                     -------       --------
                                                                     $61,350       $152,857
                                                                     =======       ========

          Maturities of long-term debt are as follows:

               1998                     $33,580
               1999                      11,389
               2000                      16,381
                                        -------
                                        $61,350
                                        =======

                     NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 6.   LONG-TERM DEBT - (CONTINUED)

          Interest expense on long-term debt, excluding interest expense to IHS was $14,303 and $29,710 for the years ended December 31, 1997 and 1996, respectively.

          The fair value of notes payable approximates the carrying value at December 31, 1997 and 1996.

NOTE 7.   PREFERRED AND COMMON STOCK

          Stock information for the Companies as of December 31, 1997 and 1996 is as follows:

                                                             Number
                                                           of Shares
                                                           Issued and         Par
                                                           Outstanding        Value
                                                           -----------       ---------
          Preferred Stock:

                  RMS - Series A Redeemable Preferred
                  stock, 20,000 shares authorized,
                  $.01 par value                            16,704.1168      $     167

                  RMS - Series B Convertible Preferred
                  stock, 450,000 shares authorized,
                  $.01 par value                                450,000          4,500
                                                                             ---------
                                                                             $   4,667
                                                                             =========
          Common Stock:

                  J.R. Rehab - Common Stock, 100,000
                  shares authorized, $1 par value                 5,000      $   5,000

                  IntegraCare - Common Stock, 20,000,000
                  shares authorized, $.001 par value          3,458,726          3,459

                  RMS - Common Stock, 10,000,000
                  shares authorized, $.01 par value             550,000          5,500
                                                                             ---------
                                                                             $  13,959
                                                                             =========

                     NOTES TO COMBINED FINANCIAL STATEMENTS

          RMS - Series A Redeemable Preferred Stock (Series A stock) provides for a preference senior to the common stock in the event of voluntary or involuntary liquidation of RMS, and entitles its holder to receive cumulative dividends at 11%. Dividends in arrears shall be paid prior to current dividends. Such dividends were not declared as of December 31, 1997 and 1996. The Series A stock may be redeemed at any time prior to February 1, 2000 at the option of RMS. For shares remaining outstanding on February 1, 2000, there will be a mandatory redemption of one-third of the shares on February 1 of each of the years 2000, 2001 and 2002.

          RMS - Series B Convertible Preferred Stock (Series B stock) may be converted into common shares at the option of the holder based on a conversion factor as defined in the preferred shareholders agreement. The Series B stock has voting rights, a preference senior to the common stock in the event of voluntary or involuntary liquidation of RMS, and entitles its holder to receive cumulative dividends at 8%. Such dividends were not declared as of December 31, 1997 and 1996.

NOTE 8.   RETIREMENT AND PROFIT SHARING PLANS

          The Companies sponsor two 401(k) retirement plans and a profit sharing plan which were available for all employees of the respective Companies who met certain eligibility requirements. These Plans were frozen upon acquisition of the Companies by IHS. No employer or employee contributions have been made to the plans subsequent to their respective acquisitions by IHS.

          The Companies participate in a Retirement Savings Plan managed by IHS. Employees are eligible to enter the plan upon attaining at least 21 years of age and 6 months of service. Employees may make contributions to the plan up to 20% of their compensation. IHS may make a contribution to employee accounts at its discretion. Employees are eligible for distributions upon retirement. No employer contributions were made to the Plan for the years ended December 31, 1997 and 1996.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 9.   RELATED PARTY TRANSACTIONS

          The Companies are related through common ownership by IHS. IHS makes non-interest bearing advances to each of the Companies for purposes of funding working capital. Advances to the Companies from IHS were $949,103 and $1,364,464 during 1997 and 1996, respectively. The
          Companies made no repayments to IHS. At December 31, 1997 and 1996, related party payables to IHS were $15,120,425 and $11,757,489, respectively.

          IHS charges each of the Companies interest on acquisition indebtedness related to their respective acquisitions. Interest expense charged by IHS was $632,252 and $419,252 for the years ended December 31, 1997 and 1996, respectively.

          The combined net revenues of the Companies included revenues from IHS of $3,778,449 and $2,321,423 for 1997 and 1996, respectively. Accounts receivable includes amounts due from IHS of $1,161,877 and $672,273 at December 31, 1997 and 1996, respectively.

          RMS provides administrative and management services to J. R. Rehab and IntegraCare. The related revenue and expenses have been eliminated in combination.

NOTE 10.  COMMITMENTS AND CONTINGENCIES

          Employment agreements:

               The Companies have various employment agreements with individuals responsible for the management of their clinics which guarantee base compensation amounts. The agreements are for varying amounts and expire through November, 1998. These agreements automatically renew for additional one year periods unless canceled by either party with prior notice.

          Letter of credit:

               RMS is a party to a letter of credit to an individual in the amount of $34,000, which expires in April, 1999. At December 31, 1997, there was no outstanding balance.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

          Leases:

               The Companies lease thirty-eight facilities and certain equipment under operating leases. Rent expense was $1,087,317 and $1,599,417 for the years ended December 31, 1997 and 1996, respectively. Future minimum payments under operating leases are as follows:


                           1998                       $  1,267,402
                           1999                            981,855
                           2000                            670,499
                           2001                            385,305
                           2002                            270,062
                           Thereafter                      969,379
                                                       -----------
                                                       $ 4,544,502
                                                       ===========
          Litigation:

               There are several lawsuits pending in which the Companies have been named as defendants on allegations of malpractice. Attorneys for insurance companies are representing the Companies. Awards under these claims are considered remote by the Companies' legal counsel and are substantially covered by insurance.

NOTE 11.  CONCENTRATIONS OF CREDIT RISK

          The Companies grant credit without collateral to their institutional customers and patients, most of whom are local residents and are insured under third-party payor agreements. The mix of receivables at December 31, is as follows:


                                                 1997        1996
                                                 ----        ----

          Hospitals/Clinics                         41%       53%
          Medicare                                   7         6
          Workers compensation                       9        13
          HMO's and PPO's                            7         4
          Commercial insurance and
             other third-party payors               30        17
          Self-pay patients                          6         7
                                             ---------   -------
                                                   100%      100%
                                             =========   =======

          RMS has funds on deposit in a financial institution in excess of amounts insured by the Federal Deposit Insurance Corporation.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 12.  INCOME TAXES

          The components of the Companies' deferred tax assets and liabilities at December 31 are as follows:


                                                       1997          1996
                                                       ----          ----
          Deferred tax assets:
            Accounts receivable allowances
              for bad debts                          $615,198      $323,577
                                                     --------      --------
          Deferred tax liabilities:
            Property and equipment, due to
               differences in depreciation            138,860        56,358
            Intangible assets                         384,412       128,718
                                                     --------      --------
                 Total deferred tax liabilities       523,272       185,076
                                                     --------      --------
          Net deferred tax assets                    $ 91,926      $138,501
                                                     ========      ========


          The deferred tax assets and liabilities reflected on the Companies' combined balance sheets at December 31 as follows:

                                                       1997            1996
                                                       ----            ----

          Current deferred tax assets               $ 615,198       $ 323,577
          Non-current deferred tax liabilities       (523,272)       (185,076)
                                                    ---------       ---------
               Net deferred tax assets              $  91,926       $ 138,501
                                                    =========       =========

          Management of the Companies has determined, based on the Companies' consistent history of earnings and their expected income, that income will more likely than not be sufficient to fully utilize these deferred tax assets related to future deductible items.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

          Income tax benefit attributable to the combined taxable loss was $249,547 and $731,066 for the years ended December 31, 1997 and 1996, respectively, and differed from the amounts computed by applying the U.S. federal income tax rate of 34 percent to the pre-tax accounting loss as a result of the following:

                                                                       1997               1996
                                                                       ----               ----
          Computed "expected" tax benefit                         $(5,130,185)      $  (637,738)
          Permanent differences                                        15,910            19,344

          Temporary differences related to:

            Loss on impairment of goodwill                          4,842,445                --

            Amortization of intangebles                              (246,852)         (128,599)

            Depreciation                                              (12,451)          (16,095)

            Allowance for bad debts                                   256,735           250,159

            Other                                                     (33,899)           40,181

          Deferred tax effect                                          46,575          (292,526)

          State and local income taxes, net of federal
            income tax benefit                                         12,174            34,029
                                                                  -----------       -----------
          Income tax benefit                                      $  (249,547)      $   731,066
                                                                  ===========       ===========

          The components of the Companies' income tax benefit as of December 31, are as follows:

                                           1997             1996
                                           ----             ----

          Current                      $(296,122)      $(438,540)
          Deferred                        46,575        (292,526)
                                       ---------       ---------
          Income tax benefit, net      $(249,547)      $(731,066)
                                       =========       =========

                     NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 13.  SUBSEQUENT EVENT

          On February 13, 1998, all of the stock of RMS, J. R. Rehab and IntegraCare and was acquired by Continucare Rehabilitation Services, Inc. (Continucare) for $10,000,000. In conjunction with the transaction, Continucare will not assume any of the related party payables. In addition, Continucare will not assume any Medicare and Medicaid cost report adjustments for services rendered by IntegraCare on or before December 31, 1996.

          The loss on impairment of goodwill included in the combined statements of operations was estimated by management based upon the sales price of the stock of the Companies to Continucare.

                                                                Attachment 7(b)

                                 INTRODUCTION TO
             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

GENERAL

The following unaudited pro forma consolidated balance sheet as of December 31, 1997, and the unaudited proforma consolidated statements of income for the year ended June 30, 1997, and the six months ended December 31, 1997, include the Company's historical financial position and results of operations, adjusted to reflect the acquisition described below as if such event had occurred as of December 31, 1997, in the case of the consolidated balance sheet, and as of July 1, 1996, in the case of the consolidated statements of income.

The unaudited pro forma consolidated financial information has been prepared by the Company based, in part, on the audited financial statements of the businesses acquired as required under the Securities Exchange Act of 1934, adjusted where necessary, with respect to pre-acquisition periods, to the basis of accounting used in the Company's consolidated financial statements. These unaudited financial statements are not intended to be indicative of the results that would have occurred if the transactions had occurred on the dates indicated or which may be realized in the future.

ACQUISITION

On February 13, 1998, the Company acquired the stock from Integrated Health Services, Inc. of Rehab Management Systems, Inc., Integracare, Inc., and J.R. Rehab Associates, Inc., hereinafter referred to in the aggregate as "RMS", for an aggregate purchase price of approximately $10.5 million of cash. $9,940,000 of the purchase price was funded from a portion of the proceeds of the sale of $46.0 million of Convertible Subordinated Notes in October 1997 (the "Notes") and $560,000 was funded from the registrant's working capital.

This acquisition generated approximately $ 4.2 million of goodwill, which will be amortized over 20 years.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
DECEMBER 31, 1997

                                                              HISTORICAL
                                                   ---------------------------------
                                                                   ACQUIRED BUSINESS
                                                   CONTINUCARE     -----------------        ACQUISITION           PRO
                                                   CORPORATION           R M S              ADJUSTMENTS          FORMA
                                                   -----------       ------------          ------------        ----------
ASSETS

Current assets:
  Cash and cash equivalents                        $36,421,623       $     65,604          $(10,500,000) (1)   $25,987,227
  Accounts receivable, net                           5,327,812          5,488,824                               10,816,636
  Prepaid expenses and other assets                  2,444,009            114,028                                2,558,037
                                                   -----------       ------------          ------------        -----------
        Total current assets                        44,193,444          5,668,456           (10,500,000)        39,361,900

Other receivables                                    3,400,000                                                   3,400,000
Property and equipment, net                          2,716,280          1,942,956                                4,659,236
Goodwill, net                                       14,336,254          3,573,753               598,903  (2)    18,508,910
Other intangible assets, net                         7,950,073                                                   7,950,073
Other assets, net                                    3,266,938            130,749                                3,397,687
Deferred tax asset, net                                505,699            615,198                                1,120,897
                                                   -----------       ------------          ------------        -----------

        Total assets                               $76,368,688       $ 11,931,112          $ (9,901,097)        78,398,703
                                                   ===========       ============          ============        ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                 $ 1,646,887       $  1,209,677          $                     2,856,564
  Accrued expenses                                   2,068,391             93,694                                2,162,085
  Accrued interest payable                             566,251                                                     566,251
  Current portion of capital lease obligation           46,223                                                      46,223
  Current portion of notes payable                     272,699             33,580                                  306,279
  Income and other taxes payable                            --            523,272                                  523,272
                                                   -----------       ------------          ------------        -----------
        Total current liabilities                    4,600,451          1,860,223                    --          6,460,674

Notes payable                                       46,000,000         15,120,425           (15,120,425) (3)    46,000,000
Long term debt                                         702,441            169,792                                  872,233
                                                   -----------       ------------          ------------        -----------
        Total liabilities                           51,302,892         17,150,440           (15,120,425)        53,332,907
                                                   -----------       ------------          ------------        -----------

Commitments and contingencies
Shareholders' equity
  Common stock                                           1,348             18,626               (18,626) (4)         1,348
  Additional paid in capital                        27,891,625         16,549,271           (16,549,271) (4)    27,891,625
  Retained earnings                                   (542,847)       (21,787,225)           21,787,225  (4)      (542,847)
  Treasury stock                                    (2,284,330)                                                 (2,284,330)
                                                   -----------       ------------          ------------        -----------
        Total shareholders' equity                  25,065,796         (5,219,328)            5,219,328         25,065,796
                                                   -----------       ------------          ------------        -----------

Total liabilities and shareholders' equity         $76,368,688       $ 11,931,112          $ (9,901,097)       $78,398,703
                                                   ===========       ============          ============        ===========



The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

                             CONTINUCARE CORPORATION
             NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1997

The acquisition adjustments reflected on the unaudited proforma consolidated balance sheet are as follows:

1)       Amount represents the cash paid for the purchase of "RMS".

2) The aggregate purchase price has been allocated, on a preliminary basis. The allocation of the purchase price is preliminary, while the Company continues to obtain the information to determine the fair value of the assets acquired and the liabilities assumed. Therefore, an uncertainty exists with respect to the effects of the amortization estimated annual amortization. The amount represents the net difference between the goodwill generated through and the write off of goodwill from the acquired business of $3,573,753. Such amount is reconciled as follows.


         Total Purchase Price                          $10,500,000

         Adjusted Equity                                 6,327,344
                                                       -----------
         Goodwill - New                                  4,172,656

         Goodwill - Old                                  3,573,753
                                                       -----------
                                                           598,903
                                                       ===========

         Goodwill will be amortized over 20 years.

3) Represents the elimination of RMS intercompany payable to Integrated Health Services, Inc.

4)       Represents the elimination of shareholders' equity.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
TWELVE MONTHS ENDED JUNE 30, 1997

                                                           HISTORICAL
                                                 -----------------------------------
                                                                   ACQUIRED BUSINESS
                                                 CONTINUCARE       -----------------           ACQUISITION            PRO
                                                 CORPORATION              R M S                ADJUSTMENTS           FORMA
                                                 -----------          ------------             ------------       -----------
Revenues:
  Net patient service revenues                     1,041,793            27,085,143                                 28,126,936
  Management fees                                 12,874,592                                                       12,874,592

                                                 -----------          ------------             ------------       -----------
Total revenues                                    13,916,385            27,085,143                       --        41,001,528
                                                 -----------          ------------             ------------       -----------

Expenses:
  Physician, hospital and other                           --            18,677,666                                 18,677,666
  Payroll and employee benefits                    6,348,195             2,660,788                                  9,008,983
  Provision for bad debt                           1,818,293             1,046,273                                  2,864,566
  Professional fees                                1,450,790                                                        1,450,790
  General and administrative                       1,176,516             3,854,736                                  5,031,252
  Depreciation and amortization                      208,936             1,078,796                 (485,506) (1)      802,226
  Loss on impairment of goodwill                                        14,242,485              (14,242,485) (2)           --
                                                 -----------          ------------             ------------       -----------
Total expenses                                    11,002,730            41,560,744              (14,727,991)       37,835,483

                                                 -----------          ------------             ------------       -----------
Income from operations                             2,913,655           (14,475,601)              14,727,991         3,166,045
                                                 -----------          ------------             ------------       -----------

Other income (expense)
  Interest income, net                               165,253              (646,770)                (148,430) (3)     (629,947)
  Minority interest                                 (162,235)                                                        (162,235)
  Other income                                            --                33,593                                     33,593
  Loss on purchase of minority interest               (9,081)                                                          (9,081)

                                                 -----------          ------------             ------------       -----------
Total other income (expense)                          (6,063)             (613,177)                (148,430)         (767,670)
                                                 -----------          ------------             ------------       -----------

Income (loss) before income taxes                  2,907,592           (15,088,778)              14,579,561         2,398,375
Provision for income taxes                         1,200,917               249,547                                  1,042,803

                                                 -----------          ------------             ------------       -----------
Net income (loss)                                $ 1,706,675          $(14,839,231)            $ 14,579,561       $ 1,355,572
                                                 ===========          ============             ============       ===========

Weighted average shares of common
  stock outstanding                               11,162,761                                                       11,162,761
                                                 ===========                                                      ===========

Earnings (loss) per common share of common
  stock outstanding                              $      0.15                                                      $      0.12
                                                 ===========                                                      ===========

Weighted average shares of common
  stock outstanding                               11,116,555                                                       11,116,555
                                                 ===========                                                      ===========

Earnings (loss) per common share and common
  equivalent share assuming full dilution        $      0.15                                                      $      0.12
                                                 ===========                                                      ===========


The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

                             CONTINUCARE CORPORATION
          NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                        FOR THE YEAR ENDED JUNE 30, 1997

         The acquisition adjustments reflected on the unaudited proforma consolidated statement of income are as follows:

         1) Represents the elimination of the historical amortization of goodwill and intangible assets and implementation of purchaser amortization of goodwill as follows:

                  Historical amortization of goodwill and
                  intangible assets                                $(694,139)
                  Prospective amortization of goodwill               208,633
                                                                   ---------
                  Net                                               (485,506)

         2) Represents the elimination of a one time non-recurring historical write down for the impairment of Goodwill.

         3) Represents the elimination of interest expense of RMS and inclusion of interest expense of the purchaser due to the use
                  of acquisitions funds as follows:                $ 795,200

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
SIX MONTHS ENDED DECEMBER 31, 1997

                                                            HISTORICAL
                                                 -----------------------------------
                                                                   ACQUIRED BUSINESS
                                                 CONTINUCARE       -----------------          ACQUISITION           PRO
                                                 CORPORATION             R M S                ADJUSTMENTS          FORMA
                                                 -----------          -----------             -----------       -----------
Revenues:
  Net patient service revenues                   $ 9,614,132           13,542,572                                23,156,704
  Management fees                                  1,727,371                                                      1,727,371

                                                 -----------          -----------             -----------       -----------
Total revenues                                    11,341,503           13,542,572                      --        24,884,075
                                                 -----------          -----------             -----------       -----------

Expenses:
  Physician, hospital and other                    4,093,924            9,338,833                                13,432,757
  Payroll and employee benefits                    4,342,553            1,330,394                                 5,672,947
  Provision for bad debt                           2,514,563              523,137                                 3,037,700
  Professional fees                                  532,239                                                        532,239
  General and administrative                       3,188,717            1,927,368                                 5,116,085
  Depreciation and amortization                      683,318              539,398                (287,122) (1)      935,594
  Loss on Impairment of Goodwill                                        7,121,243              (7,121,243) (2)           --
                                                 -----------          -----------             -----------       -----------
Total expenses                                    15,355,314           20,780,372              (7,408,365)       28,727,321

                                                 -----------          -----------             -----------       -----------
Income from operations                            (4,013,811)          (7,237,801)              7,408,365        (3,843,247)
                                                 -----------          -----------             -----------       -----------

Other income (expense)
  Interest income, net                              (448,644)            (323,385)                (74,215) (3)     (846,244)
  Minority interest                                                                                                      --
  Other income                                            --               16,797                                    16,797
  Loss on purchase of minority interest                                                                                  --

                                                 -----------          -----------             -----------       -----------
Total other income (expense)                        (448,644)            (306,589)                (74,215)         (829,448)
                                                 -----------          -----------             -----------       -----------

Income (loss) before income taxes                 (4,462,455)          (7,544,389)              7,334,150        (4,672,694)
Provision for income taxes                        (1,568,324)             124,774                                (1,605,550)

                                                 -----------          -----------             -----------       -----------
Net income (loss)                                $(2,894,131)         $(7,419,616)            $ 7,334,150       $(3,067,144)
                                                 ===========          ===========             ===========       ===========

Weighted average shares of common
  stock outstanding                               11,405,638                                                     11,405,638
                                                 ===========                                                    ===========

Earnings (loss) per common share of common
  stock outstanding                              $     (0.25)                                                   $     (0.27)
                                                 ===========                                                    ===========

Weighted average shares of common
  stock outstanding                               11,405,638                                                     11,405,638
                                                 ===========                                                    ===========

Earnings (loss) per common share and common
  equivalent share assuming full dilution        $     (0.25)                                                   $     (0.27)
                                                 ===========                                                    ===========


The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

                             CONTINUCARE CORPORATION
          NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                   FOR THE SIX MONTHS ENDED DECEMBER 31, 1997

         The acquisition adjustments reflected on the unaudited proforma consolidated statement of income are as follows:

         1) Represents the elimination of the historical amortization of goodwill and intangible assets and the implementation of purchaser amortization of goodwill as follows:

                     Historical amortization of goodwill and
                     intangible assets                             $(391,439)
                     Prospective amortization of goodwill            104,317
                                                                   ---------
                     Net                                            (287,122)

         2) Represents the elimination of a one time non-recurring historical write down for the impairment of Goodwill.

         3) Represents the elimination of interest expense of RMS and inclusion of interest expense of the purchaser due to the use
                  of acquisitions funds as follows:                $ 397,600